UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Biohaven Pharmaceutical Holding Company Ltd.
(Name of Registrant as Specified In Its Charter)

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Biohaven Pharmaceutical Holding Company Ltd.
215 Church Street
New Haven, CT 06510

ADDITIONAL DEFINITIVE PROXY MATERIALS TO BIOHAVEN PHARMACEUTIAL HOLDING COMPANY LTD.
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 21, 2019

EXPLANATORY NOTE
On April 11, 2019, Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 21, 2019, and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. local time at the Rosewood Bermuda located at 60 Tucker’s Point Drive, Hamilton Parish, Bermuda.
These additional definitive proxy materials are being filed with the SEC by the Company on May 1, 2019 to correct errors in the Proxy Statement with respect to (i) the values for the 2018 fiscal year in the columns entitled “Option Awards ($)(4)” and “Total ($)” in the “2018 Summary Compensation Table” on page 36 of the Proxy Statement, (ii) the values in the column entitled “Grant Date Fair Value of Stock and Option Awards” in the “Grants of Plan-Based Awards in 2018” table on page 37 of the Proxy Statement and (iii) the values in the column entitled “Option Awards ($)(2)” in the “Director Compensation Table” on page 43 of the Proxy Statement.
Each of the “2018 Summary Compensation Table”, the “Grants of Plan-Based Awards in 2018” table and the “Director Compensation Table” on pages 36, 37 and 43, respectively, are amended and replaced in their entirety with the tables on the following pages.
Except as described herein, these additional definitive proxy materials do not modify, amend, supplement or otherwise affect the Proxy Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON MAY 21, 2019:
THESE ADDITIONAL DEFINITIVE PROXY MATERIALS, THE PROXY STATEMENT AND ANNUAL REPORT TO
SHAREHOLDERS ARE AVAILABLE AT
www.proxyvote.com.

2018 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Vlad Coric, M.D
Chief Executive Officer	2018	500,000	437,500	4,344,638	12,500	5,294,638
	2017	420,892	337,500	3,086,473	10,800	3,855,665
	2016	350,000	245,000	189,428	—	784,428
James Engelhart
Chief Financial Officer	2018	380,800	233,240	1,629,239	14,028	2,257,307
	2017	327,003	178,500	1,991,700	13,080	2,510,283
	2016	222,592	137,025	118,298	4,908	482,823
Charles Conway, Ph.D.
Chief Scientific Officer	2018	334,960	205,163	1,412,007	8,932	1,961,062
	2017	305,883	191,900	1,118,433	9,932	1,626,148
Kimberly Gentile(6)
SVP, Clinical Operations	2018	327,250	198,297	1,412,007	15,192	1,952,746
John Tilton(6)
Chief Commercial Officer	2018	309,000	162,225	651,696	18,849	1,141,770

(1)
Salary amounts represent actual amounts paid for the indicated year. See “Compensation Discussion & Analysis—2018 Executive Compensation Program in Detail—Annual Base Salary” for a description of adjustments to base salaries made during the year.

(2)	These amounts were paid to the executive by Biohaven Pharmaceuticals, Inc., which, as of December 31, 2018, is our wholly owned subsidiary.

(3)
The amounts reflect the discretionary bonuses paid for performance during 2016, 2017 and 2018, as discussed further above under “—Compensation Discussion & Analysis—The 2018 Executive Compensation Program in Detail—Annual Cash Incentive.”

(4)
The amounts reflect the full grant date fair value for awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. The assumptions we used in valuing the stock option awards are described in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2018.

(5)	The amounts consist of Company contributions to the executive officer’s account under our 401(k) plan.

(6)	Amounts only include those paid in 2018, as Ms. Gentile and Mr. Tilton were not NEOs in 2016 or 2017.

GRANTS OF PLAN-BASED AWARDS IN 2018
The table below summarizes the equity and non-equity awards granted to the NEOs in 2018.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Vlad Coric	11/20/18	200,000	32.42	4,344,638
James Engelhart	11/20/18	75,000	32.42	1,629,239
Charles Conway	11/20/18	65,000	32.42	1,412,007
Kimberly Gentile	11/20/18	65,000	32.42	1,412,007
John Tilton	11/20/18	30,000	32.42	651,696

(1)
The amounts in this column represent the number of time-vested stock options awarded to each NEO in 2018. The options vest in four equal installments on November 20, 2019, 2020, 2021 and 2022, subject to the executive’s continued service as of each applicable vesting date.

(2)	The amounts in this column represent the grant date fair value of option awards computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718).

Director Compensation Table
The following table shows for the fiscal year ended December 31, 2018 certain information with respect to the compensation of all non-employee directors of the Company. Dr. Coric, our chief executive officer, is also a director but did not receive any additional compensation for his services as a director. Dr. Coric’s compensation is set forth in the “Executive Compensation” section.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)		All other Compensation(3)	Total ($)
Declan Doogan, M.D.	85,000	349,540	(4)	–	434,540
Eric Aguiar, M.D.	38,750	349,540	(5)	2,500	390,790
Gregory H. Bailey, M.D.	36,277	349,540	(6)	2,500	388,317
Robert Repella RPh, MBA	16,625	842,654	(7)	–	859,279
John W. Childs	36,277	349,540	(8)	2,500	388,317
Julia Gregory	58,750	349,540	(9)	2,083	410,373
Albert Cha(10)	38,438	–		2,500	40,938
_________________

(1)
The amounts in the table reflect pro-rated amounts from January 1, 2018 or, in the case of Mr. Repella, from the time of his election to the Board in September 2018 through December 31, 2018 or, in the case of Dr. Cha, from January 1, 2018 through the time of his resignation from the Board in September 2018.

(2)
This column reflects the full grant date fair value for awards granted during the year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. The assumptions we used in valuing the stock option awards are described in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(3)	This column reflects a true-up amount paid in cash during fiscal year 2018 but related to fees earned in 2017.

(4)	On May 1, 2018, Dr. Doogan received an option grant to purchase 18,000 common shares at an exercise price of $28.76 per share. The shares underlying this option will vest on May 1, 2019.

(5)	On May 1, 2018, Dr. Aguiar received an option grant to purchase 18,000 common shares at an exercise price of $28.76 per share. The shares underlying this option will vest on May 1, 2019.

(6)	On May 1, 2018, Dr. Bailey received an option grant to purchase 18,000 common shares at an exercise price of $28.76 per share. The shares underlying this option will vest on May 1, 2019.

(7)
On September 7, 2018, Mr. Repella received an option grant to purchase 36,000 common shares at an exercise price of $35.50 per share. The shares underlying this option vest in three annual installments on each of September 7, 2019, 2020 and 2021, subject to Mr. Repella’s continuous service through each vesting date.

(8)	On May 1, 2018, Mr. Childs received an option grant to purchase 18,000 common shares at an exercise price of $28.76 per share. The shares underlying this option will vest on May 1, 2019.

(9)	On May 1, 2018, Ms. Gregory received an option grant to purchase 18,000 common shares at an exercise price of $28.76 per share. The shares underlying this option will vest on May 1, 2019.

(10)	Effective September 7, 2018, Dr. Cha resigned from the Board.